Ex.10.42

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 30, 2018 (the “Effective Date”), by and among EVERGY, INC., a Missouri corporation, KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation, KCP&L GREATER MISSOURI OPERATIONS COMPANY, a Delaware corporation, and WESTAR ENERGY, INC., a Kansas corporation (each, a “Borrower” and, collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).
The Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 18, 2018 (the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility in a maximum principal amount of $2,500,000,000.
The Borrowers and the Administrative Agent desire to cure an omission of language in the provision set forth in Section 7.1(b) of the Credit Agreement and hereby desire to effectuate such amendment to the Credit Agreement pursuant to Section 11.2 of the Credit Agreement which provides that the Administrative Agent and the Borrowers may amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.
Accordingly, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby mutually acknowledged, the Borrowers and the Administrative Agent hereby agree as follows:
1.    Capitalized Terms. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement, as amended by this Amendment.
2.    Amendment. The Borrowers and the Administrative Agent agree that, effective as of the Effective Date, Section 7.1(b) of the Credit Agreement is hereby amended in its entirety to read as follows:
“Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended September 30, 2018), an unaudited Consolidated balance sheet of such Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows and a report for each such Borrower (other than for GMO) containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by such Borrower in accordance with GAAP, and certified by the chief financial officer, treasurer or other financial officer of such Borrower to present fairly in all material respects the financial condition of such Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of such Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.”
3.    Effectiveness. Upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers and the Administrative Agent, the amendment set forth in Section 2 shall become effective as of September 18, 2018 (the “Effective Date”).
4.    No Other Amendments; No Novation. Except as expressly amended hereby, the terms of the Credit Agreement shall remain in full force and effect in all respects. Nothing contained in this Amendment shall be construed to constitute a novation with respect to the indebtedness described in the Credit Agreement.
5.    References. All references in the Credit Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Credit Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Credit Agreement, shall be deemed to be references to the Credit Agreement as amended by this Amendment.
6.    Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without reference to conflicts of law principles.
7.    Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party and shall be binding on such party for all purposes.
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IN WITNESS WHEREOF, the Borrowers and the Administrative Agent have caused this Amendment to be duly executed and delivered as of the date first set forth above.
BORROWERS:

EVERGY, INC.

By: /s/ James P. Gilligan
Name: James P. Gilligan
Title: Assistant Treasurer

KANSAS CITY POWER & LIGHT COMPANY

By: /s/ James P. Gilligan
Name: James P. Gilligan
Title: Assistant Treasurer

KCP&L GREATER MISSOURI OPERATIONS COMPANY

By: /s/ James P. Gilligan
Name: James P. Gilligan
Title: Assistant Treasurer

WESTAR ENERGY, INC.

By: /s/ James P. Gilligan
Name: James P. Gilligan
Title: Assistant Treasurer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Jesse Tannuzzo
Name: Jesse Tannuzzo
Title: Vice President